UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2026 (May 20, 2026)

SS&C TECHNOLOGIES HOLDINGS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34675	71-0987913
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Lamberton Road, Windsor, CT	06095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 298-4500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.01 per share	SSNC	The Nasdaq Global Select Market

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Stockholders of SS&C Technologies Holdings, Inc. (the “Company”) held on May 20, 2026 (the “Annual Meeting”), the Company’s stockholders approved the adoption of the SS&C Technologies Holdings, Inc. Third Amended and Restated 2023 Stock Incentive Plan (the “Third A&R 2023 Plan”) to increase the number of shares reserved for issuance under the Third A&R 2023 Plan by 10,000,000 shares of common stock of the Company. The Company’s Board of Directors (the “Board”) approved the adoption of the Third A&R 2023 Plan on March 11, 2026, subject to approval by the Company’s stockholders at the Annual Meeting.

The Third A&R 2023 Plan amends and restates the SS&C Technologies Holdings, Inc. 2023 Second Amended and Restated Stock Incentive Plan, which was previously approved by the Company’s stockholders on May 21, 2025. The principal features of the Third A&R 2023 Plan are described in detail under “Proposal 4 - Approval of SS&C Technologies Holdings, Inc. Third Amended and Restated 2023 Stock Incentive Plan” of the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting filed by the Company with the Securities and Exchange Commission on April 8, 2026 (the “Proxy Statement”). The full text of the Third A&R 2023 Plan is attached as Appendix B to the Proxy Statement.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s stockholders voted on the following proposals and director nominations:

1.
The following nominees were elected to the Company’s Board as Class I directors, to serve a term expiring at the 2029 annual meeting of stockholders and until their successors have been duly elected and qualified. The votes cast with respect to the election of the nominees are as follows:

Director Nominee	For	Against	Abstain	Broker Non-Votes
Normand A. Boulanger	189,130,350	10,740,140	8,031,627	11,654,381
David A. Varsano	166,765,134	33,105,141	8,031,842	11,654,381
Michael J. Zamkow	186,910,160	12,959,380	8,032,577	11,654,381

2.
A non-binding, advisory vote on the compensation of the Company’s named executive officers was approved. The votes cast with respect to this matter are as follows:

For	Against	Abstain	Broker Non-Votes
174,257,337	33,615,417	29,363	11,654,381

3.
The appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026. The votes cast with respect to this proposal are as follows:

For	Against	Abstain
209,980,176	9,554,471	21,851

4.
Approval of the SS&C Technologies Holdings, Inc. Third Amended and Restated 2023 Stock Incentive Plan. The votes cast with respect to this matter are as follows:

For	Against	Abstain	Broker Non-Votes
177,696,046	30,180,122	25,949	11,654,381

No other matters were submitted for stockholder action.

Item 8.01. Other Events

On May 21, 2026, the Company announced that its Board of Directors (“Board”) has authorized a renewal of its stock repurchase program, which will enable the Company to repurchase up to $1.5 billion in aggregate of the Company’s outstanding shares of common stock. Under the renewed and increased program, the Company’s proposed repurchases may be made from time to time in one or more transactions on the open market or in privately negotiated purchase and/or through other legally permissible means, depending on market conditions and in accordance with applicable rules and regulations promulgated under Securities Exchange Act of 1934, as amended. The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time. Any repurchased shares will be available for use in connection with the Company’s stock plans and for other corporate purposes. The Company’s authority to repurchase shares under the renewed program shall continue until the one-year anniversary of the Board’s authorization, unless terminated by the Board.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release, issued by the Company on May 21, 2026.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES HOLDINGS, INC.

Date: May 22, 2026	By:	/s/ Jason White
Jason White
Senior Vice President, General Counsel and Secretary